Exhibit 99.1

InfoSpace Announces Fourth Quarter and Full Year 2011 Results

BELLEVUE, Wash., February 15, 2012 (BUSINESS WIRE) — InfoSpace, Inc. (NASDAQ: INSP) today announced financial results for the fourth quarter and full year ended December 31, 2011.

•	Revenue for the fourth quarter and full year up 34% and 7% from 2010

•	Distribution revenue for the fourth quarter and full year up 69% and 24% from 2010

•	Distribution revenue from new partners launched in 2011 of $11.8 million up $8.6 million or 270 percent from comparable new partner revenue in 2010

•	Adjusted EBITDA for the fourth quarter and full year up 23% and 13% from 2010

“InfoSpace delivered solid growth and profitability in 2011, including a strong fourth quarter,” said Bill Ruckelshaus, President and Chief Executive Officer of InfoSpace. “The period since January 2011 has been an important time for our Company. In 2011, we solidified our position as a leading provider of distributed search solutions, adding more than 40 new distribution partners, and renewed our supplier agreements with Google and Yahoo!. Last month we announced our acquisition of TaxACT and thus entered the growing market for online tax preparation solutions. We approach the coming year with strong operating momentum in our search business and we are excited about the significant opportunity for TaxACT to expand their market presence and build upon their offerings.”

Fourth Quarter and Full Year 2011 Highlights

•

Revenues for the fourth quarter of 2011 were $66.6 million, compared to revenues of $49.7 million for the fourth quarter of 2010. Revenues for full year 2011 were $228.8 million, compared to revenues of $214.3 in 2010.

•

Adjusted EBITDA (defined below) for the fourth quarter of 2011 was $10.2 million, compared to $8.3 million for the fourth quarter of 2010. Adjusted EBITDA for full year 2011 was $36.6 million, compared to $32.5 million for full year 2010.

•

Non-GAAP net income (defined below) for the fourth quarter of 2011 was $5.3 million or $0.13 per diluted share, compared to $19.2 million, or $0.52 per diluted share, for the fourth quarter of 2010. Non-GAAP net income for full year 2011 was $18.5 million, or $0.48 per diluted share, compared to $17.8 million, or $0.48 per diluted share, for full year 2010. (Note, the fourth quarter and full year 2010 results include a net gain of $19.0 million, or $0.51 per diluted share, from a litigation settlement.)

•

Net income for the fourth quarter of 2011 was $23.6 million, or $0.59 per diluted share, compared to net income of $9.1 million, or $0.25 per diluted share, for the fourth quarter of 2010. Net income for full year 2011 was $22.3 million, or $0.58 per diluted share, compared to net income of $4.7 million or $0.13 per diluted share, for full year 2010. (Note, 2011 figures include a tax benefit of $19.6 million, due to the release of the valuation allowance on deferred tax assets. The 2010 figures, as noted above, include a net gain from a litigation settlement of $19.0 million. Also, net income for the fourth quarter 2010 and full years 2011 and 2010 includes losses on discontinued operations.)

•

Cash, cash equivalents, and marketable securities as of December 31, 2011 totaled $293.6 million. As of the end of the quarter, the Company had no debt obligations. On January 31, 2012 the Company completed the acquisition of TaxACT. Upon completion of the transaction, the Company had more than $100 million cash and short-term investments and $100 million of debt.

First Quarter Outlook

As previously announced, the Company completed its acquisition of TaxACT on January 31, 2012. The Company’s first quarter guidance includes anticipated results for TaxACT beginning on February 1, 2012 through March 31, 2012.

For the first quarter of 2012, the Company expects revenues to be between $109 million and $114 million, Adjusted EBITDA to be between $26 million and $29 million, and net income to be between $9.5 million and $11.5 million, or $0.24 to $0.29 per diluted share.

Conference Call and Webcast

A conference call will be held today at 2 p.m. Pacific time / 5 p.m. Eastern time. The live webcast can be accessed in the Investor Relations section of the InfoSpace corporate website, at http://www.infospaceinc.com.

Non-GAAP Financial Measures

InfoSpace’s Adjusted EBITDA is calculated by adjusting net income determined in accordance with generally accepted accounting principles (“GAAP”) to exclude the effects of discontinued operations (including loss from discontinued operations, net of taxes, and loss on sale of discontinued operations, net of taxes), of income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, and other loss (income), net (which includes such items as litigation settlements, adjustments to the fair values of contingent liabilities related to business combinations, gains on resolutions of contingencies, interest income, interest expense, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed in the accompanying table to the preliminary condensed consolidated financial statements (unaudited).

InfoSpace’s management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that management believes are not indicative of its core business operating results. InfoSpace uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. InfoSpace believes that Adjusted EBITDA is a common measure used by investors and analysts to evaluate its performance, that it provides a more complete understanding of the results of operations and trends affecting the Company’s business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. A table reconciling the Company’s Adjusted EBITDA to net income, which the Company’s management believes to be the most comparable GAAP measure, accompanies the preliminary condensed consolidated unaudited financial statements in this release.

Non-GAAP net income is calculated by adjusting GAAP net income to exclude the effects of discontinued operations (including loss from discontinued operations, net of taxes, and loss on sale of discontinued operations, net of taxes) and non-cash income taxes from continuing operations, as detailed in the accompanying table to the preliminary condensed consolidated financial statements (unaudited). Non-cash income tax expense from continuing operations represents a reduction in cash taxes from continuing operations primarily attributable to the utilization of U.S. net operating losses. InfoSpace’s management believes that this non-GAAP measure provides meaningful supplemental information regarding the Company’s performance.

Adjusted EBITDA and non-GAAP net income should be evaluated in light of the Company’s financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income.

About InfoSpace, Inc.

InfoSpace operates two business units. Our search business delivers online search solutions to a global network of distribution partners, and directly to consumers through our portfolio of branded web properties. Our tax software business operates under the name TaxACT and is a leading provider of online tax solutions, reliably serving millions of consumers and professionals for over a decade. Additional corporate information may be found at www.infospaceinc.com and iSpaceBlog.com. You may also follow and connect with InfoSpace on LinkedIn, Google Plus, Facebook, Twitter, and YouTube.

###

Investor Contact:

Stacy Ybarra, InfoSpace

(425) 709-8127

stacy.ybarra@infospace.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; future acquisitions; the successful execution of the Company’s strategic initiatives, operating plans, and marketing strategies; the condition of our cash investments; and the completion of the audit of our financial statements for 2011. A more detailed description of these and certain other factors that could affect actual results is included in InfoSpace, Inc.’s most recent Annual Report on Form 10-K and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Operations (1)

(Unaudited)

(Amounts in thousands, except per share data)

	Three months ended		Year ended
	December 31	December 31	December 31	December 31
	2011	2010	2011	2010
Revenues:	$66,614	$49,683	$228,813	$214,343
Cost of sales:	46,954	30,154	154,962	138,995

Gross profit	19,660	19,529	73,851	75,348
Expenses and other income:
Engineering and technology (2)	1,904	1,828	7,158	8,471
Sales and marketing (2)	4,753	7,044	21,510	28,145
General and administrative (2) (3)	4,899	10,124	21,542	32,843
Depreciation	473	700	2,162	3,138
Other loss (income) net (4)	972	(19,399)	1,246	(15,247)

Total expenses and other loss (income)	13,001	297	53,618	57,350

Income from continuing operations before income taxes	6,659	19,232	20,233	17,998
Income tax benefit (expense)	16,951	(8,530)	12,024	(8,725)

Income from continuing operations	23,610	10,702	32,257	9,273

Discontinued operations:(1)
Loss from discontinued operations, net of taxes (2)	—	(1,652)	(2,253)	(4,593)
Loss on sale of discontinued operations, net of taxes	—	—	(7,674)	—

Net income	$23,610	$9,050	$22,330	$4,680

Earnings per share - Basic
Income from continuing operations	$0.60	$0.30	$0.85	$0.26
Loss from discontinued operations	—	(0.05)	(0.06)	(0.13)
Loss on sale of discontinued operations	—	—	(0.20)	—

Net income per share - Basic	$0.60	$0.25	$0.59	$0.13

Earnings per share - Diluted
Income from continuing operations	$0.59	$0.29	$0.84	$0.25
Loss from discontinued operations	—	(0.04)	(0.06)	(0.12)
Loss on sale of discontinued operations	—	—	(0.20)	—

Net income per share - Diluted	$0.59	$0.25	$0.58	$0.13

Weighted average shares outstanding used in computing basic income per share	39,448	36,196	37,954	35,886

Weighted average shares outstanding used in computing diluted income per share	40,074	36,851	38,621	36,829

(1)

In the year ended December 31, 2011, the Company completed the sale of its Mercantila e-commerce business. The operating results of that business have been presented as discontinued operations for all periods presented. In the year ended December 31, 2011, the Company recorded a $1.3 million income tax benefit related to discontinued operations. In the three months and year ended December 31, 2010 the Company recorded income tax benefits related to discontinued operations of $1.1million and $1.3 million, respectively. In the year ended December 31, 2011, the Company recorded a loss, net of an income tax benefit of $5.1 million, on the sale of the Mercantila business. Revenue, operating expenses and income taxes, loss from discontinued operations and the loss on sale of these discontinued operations are presented below (in thousands):

	Three months ended		Year ended
	December 31	December 31	December 31	December 31
	2011	2010	2011	2010
E-Commerce
Revenue	$—	$14,260	$16,894	$32,492
Operating expenses and income taxes	—	15,912	19,147	37,085

Loss from discontinued operations, net of taxes	$—	$(1,652)	$(2,253)	$(4,593)

Loss on sale of discontinued operations, net of taxes	$—	$—	$(7,674)	$—

(2)

In the three months and year ended December 31, 2010, stock-based compensation expense associated with the acceleration of vesting of equity awards for a departed executive amounted to $3.4 million, which was allocated to general and administrative expense. Stock-based compensation expense for the year ended December 31, 2011 and 2010 is allocated among the following captions (in thousands):

	Three months ended		Year ended
	December 31	December 31	December 31	December 31
	2011	2010	2011	2010
Cost of sales	$52	$71	$286	$461
Engineering and technology	137	261	821	1,298
Sales and marketing	173	259	1,002	2,631
General and administrative	906	4,549	5,579	9,528
Discontinued operations	—	310	(159)	833

Total stock-based compensation expense	$1,268	$5,450	$7,529	$14,751

(3)	In the three months and year ended December 31, 2010, the Company recorded charges of $1.7 million and $4.1 million, respectively, relating to executive cash severance.
(4)

In the three months and year ended December 31, 2011, the Company recorded charges of $1.0 million and $3.0 million, respectively, as a result of the increase in the estimated fair value of a contingent liability related to operation of the assets acquired on April 1, 2010 from Make The Web Better. In the three months and year ended December 31, 2010 the Company recorded charges of $1.5 million and $5.0 million, respectively, as a result of the increase in the estimated fair value of a contingent liability related to operation of the assets acquired on April 1, 2010 from Make The Web Better. In the year ended December 31, 2011, the Company recorded a $1.5 million gain on the resolution of a contingency. In the three months and year ended December 31, 2010, the Company recorded a $19.0 million net gain on a litigation settlement.

InfoSpace, Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	December 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$81,897	$155,645
Short-term investments, available-for-sale	211,654	98,091
Accounts receivable, net	25,019	19,189
Other receivables, net	542	1,185
Prepaid expenses and other current assets, net	1,962	2,163
Assets of discontinued operations	—	16,161

Total current assets	321,074	292,434
Property and equipment, net	5,277	7,304
Goodwill	44,815	44,815
Deferred tax asset, net	19,835	306
Other intangible assets, net	1,315	3,910
Other long-term assets, net	3,560	3,951

Total assets	$395,876	$352,720

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$28,947	$2,699
Accrued expenses and other current liabilities	10,250	39,518
Liabilities from discontinued operations	—	7,777

Total current liabilities	39,197	49,994
Other long-term liabilities	838	955

Total liabilities	40,035	50,949
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	1,353,971	1,322,265
Accumulated deficit	(998,166)	(1,020,496)
Accumulated other comprehensive income (loss)	32	(2)

Total stockholders’ equity	355,841	301,771

Total liabilities and stockholders’ equity	$395,876	$352,720

Summary of cash, cash equivalents, and short-term investments:
Cash and cash equivalents	$81,897	$155,645
Short-term investments, available-for-sale	211,654	98,091

Cash, cash equivalents, and short-term investments	$293,551	$253,736

InfoSpace, Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Year ended
	December 31,	December 31,
	2011	2010
Operating activities:
Net income	$22,330	$4,680
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Loss on sale of discontinued operations	7,674	—
Loss from discontinued operations	2,253	4,593
Stock-based compensation	5,756	13,918
Warrant-related stock-based compensation	1,932	—
Depreciation and amortization of intangible assets	7,456	15,793
Earn-out contingent liability adjustments	3,000	5,000
Common stock retired relating to litigation settlement	—	(2,099)
Gain on resolution of contingent liability	(1,500)	—
Foreign currency translation gains, net	—	(1,436)
Deferred income taxes	(19,606)	19
Excess tax benefits from stock-based award activity	(1,260)	(7,032)
Unrealized amortization of premium or accretion of discount on investments, net	(89)	365
Loss on disposal of assets	46	1,262
Other	(28)	3
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(5,734)	9,274
Other receivables	643	1,852
Prepaid expenses and other current assets	284	636
Other long-term assets	(258)	(201)
Accounts payable	26,253	(3,506)
Accrued expenses and other current and long-term liabilities	(23,889)	6,785

Net cash provided by operating activities of continuing operations	25,263	49,906
Investing activities:
Purchases of property and equipment	(2,679)	(2,894)
Other long-term assets	649	230
Business acquisition, net of cash acquired	—	(8,000)
Proceeds from the sale of assets	—	307
Proceeds from sales of investments	63,166	52,801
Proceeds from maturities of investments	160,161	191,976
Purchases of investments	(336,770)	(200,493)

Net cash provided (used) by investing activities of continuing operations	(115,473)	33,927
Financing activities:
Proceeds from stock option exercises and issuance of stock through employee stock purchase plan	17,426	2,541
Proceeds from the sale of common stock	7,000	—
Tax payments from shares withheld upon vesting of restricted stock units	(1,786)	(4,201)
Earn-out payments for business acquisition	(423)	(4,577)
Repayment of capital lease obligation	(221)	(589)
Excess tax benefits from stock-based award activity	1,260	7,032

Net cash provided by financing activities of continuing operations	23,256	206
Discontinued operations:
Net cash used by operating activities attributable to discontinued operations	(6,156)	(4,034)
Net cash used by investing activities attributable to discontinued operations	(638)	(8,110)

Net cash used by discontinued operations	(6,794)	(12,144)
Net increase (decrease) in cash and cash equivalents	(73,748)	71,895
Cash and cash equivalents:
Beginning of period	155,645	83,750

End of period	$81,897	$155,645

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Adjusted EBITDA Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
Net income (2)	$23,610	$9,050	$22,330	$4,680
Discontinued operations	—	1,652	9,927	4,593
Depreciation and amortization of intangible assets	1,266	3,290	7,456	15,793
Stock-based compensation	1,268	5,140	7,688	13,918
Other loss (income), net (3)	972	(19,399)	1,246	(15,247)
Income tax expense (benefit)	(16,951)	8,530	(12,024)	8,725

Adjusted EBITDA (4)	$10,165	$8,263	$36,623	$32,462

InfoSpace, Inc.

Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure

Preliminary Non-GAAP Reconciliation (1)

(Unaudited)

(Amounts in thousands)

	Three months ended		Year ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
Net income (2)	$23,610	$9,050	$22,330	$4,680
Discontinued operations	—	1,652	9,927	4,593

Income from continuing operations (2)	23,610	10,702	32,257	9,273
Non-cash income tax expense (benefit) from continuing operations(1)	(18,349)	8,530	(13,736)	8,530

Non-GAAP net income (4)	$5,261	$19,232	$18,521	$17,803

Income from continuing operations - diluted	$0.59	$0.29	$0.84	$0.25
Non-cash income taxes per share - diluted (4)	$(0.46)	$0.23	$(0.36)	$0.23

Non-GAAP net income per share - diluted (4)	$0.13	$0.52	$0.48	$0.48

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance

(Amounts in thousands)

	Ranges for the three months ending
	March 31, 2012
Net income	$9,500	$11,500
Depreciation and amortization of intangible assets	4,500	4,500
Stock-based compensation	5,000	5,000
Other loss, net (5)	800	800
Income tax expense	6,200	7,200

Adjusted EBITDA	$26,000	$29,000

(1)

InfoSpace’s Adjusted EBITDA is calculated by adjusting net income determined in accordance with generally accepted accounting principles (“GAAP”) to exclude the effects of discontinued operations (including loss from discontinued operations, net of taxes, and loss on sale of discontinued operations, net of taxes), income taxes, depreciation, amortization of intangible assets, stock-based compensation expense, and other loss,(income), net (which includes such items as litigation settlements, adjustments to the fair values of contingent liabilities related to business combinations, gains on resolutions of contingencies, interest income, foreign currency gains or losses, and gains or losses from the disposal of assets), as detailed above. InfoSpace’s management believes that Adjusted EBITDA provides meaningful supplemental information regarding the Company’s performance by excluding certain expenses and gains that management believes are not indicative of its core business operating results. InfoSpace uses this non-GAAP financial measure for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. InfoSpace believes that Adjusted EBITDA is a common measure used by investors and analysts to evaluate its performance, that it provides a more complete understanding of the results of operations and trends affecting the Company’s business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure.

InfoSpace’s Non-GAAP net income is calculated by adjusting GAAP net income to exclude the effects of discontinued operations (including loss from discontinued operations, net of taxes, and loss on sale of discontinued operations, net of taxes) and the non-cash portion of income tax expense from continuing operations. The non-cash portion of income tax expense from continuing operations represents a reduction to cash taxes payable associated with the utilization of deferred tax assets, which are primarily comprised of U.S. federal net operating losses. Due to the Company’s continued ability to offset a substantial portion of its cash tax liabilities through 2020 provided by these deferred tax assets, management believes that excluding the non-cash portion of income tax expense from continuing operations and the effects of discontinued operations from its GAAP net income provides meaningful supplemental information to investors and analysts regarding the Company’s performance and the valuation of its business.

Adjusted EBITDA and non-GAAP net income should be evaluated in light of the Company’s financial results prepared in accordance with GAAP, and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income

(2)	As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).
(3)

Other loss (income), net, primarily consists of a litigation settlement, adjustments to the fair values of contingent liabilities related to business combinations, gains on resolutions of contingencies, interest income, interest expense, foreign currency gains or losses, and gains or losses from the disposal of assets.

(4)	Amounts previously disclosed have been revised to reflect the effect of classifying the Company’s Mercantila e-commerce business as discontinued operations.
(5)	Other loss, net, primarily consists of interest expense, interest income, foreign currency gains or losses, and gains or losses from the disposal of assets.